Exhibit 31.4

CERTIFICATION PURSUANT TO 17 CFR 240.13a-14 PROMULGATED UNDER

SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, Charles F. Avery, Jr. certify that:

1.	I have reviewed this Amendment No. 1 to the annual report on Form 10-K of Power Solutions International, Inc.;

2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: June 15, 2020	By:	/s/ Charles F. Avery, Jr.
	Name:	Charles F. Avery, Jr.
	Title:	Chief Financial Officer